UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Neuberger Berman Next Generation Connectivity Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

 Neuberger Berman Next Generation Connectivity Fund Inc. (NBXG)Neuberger Berman Municipal Fund Inc. (NBH)  Presentation to Institutional Shareholder Services (ISS)  July 2024

 Table of Contents  Introduction and Overview of Neuberger Berman  Neuberger Berman Closed-End Fund Oversight  Why SABA’s Nominee is the Wrong choice  NBXG: Performance Review & Discussion  NBH: Performance Review & Discussion

 Is Change Warranted? No. The Funds’ Incumbent Director Nominees are the Right Choice  Incumbent Director nominees are independent and experienced in overseeing CEFs  Neuberger Berman Closed-End Funds (NB CEFs) are designed and managed to help investors achieve their long-term investment goals  The NB CEFs provide exposure to diverse asset classes and investment strategies  NBH and NBXG provide investors with access to markets and strategies they may not otherwise be able to invest in on their own and, for NBH, provides institutional quality leverage that is not available to retail investors  Each Director provides specialized expertise and contributes to the overall perspective and performance of the Board  Replacing existing Directors of either Fund could impair its Board’s balance of skills  The three incumbent Board nominees are experienced and knowledgeable, independent of management, and have a history of acting in the best interests of all stockholders  Saba Capital Master Fund Limited Ltd., a hedge fund managed by Saba Capital Management, L.P. (together “Saba”), has an extensive history of destructive actions that have harmed CEF stockholders and caused increases in CEF expenses  Saba’s tactics with other CEFs have been in its own interests, and not in the best interests of all stockholders  Saba’s nominee has few relevant skills to provide oversight, would add no incremental assistance to the Boards, and already serves on the boards of funds in multiple different complexes, raising questions about capacity, among other things  The nominee is an employee of Saba, which creates an irreconcilable conflict of interest with other stockholders  Incumbent Director nominees have served as fiduciaries for all stockholders  The Funds’ Boards and management teams create value for all stockholders  Rigorous and Independent Board oversight ensures all stockholders are protected  Inherent Conflicts between Saba’s self-serving interests and those of other stockholders  Saba’s nominee is unqualified and conflicted  Long history of overseeing closed-end funds (CEFs) and other types of investment companies prudently and in the best interest of all fund investors

 Overview of Neuberger Berman

Neuberger Berman Overview

Investing for clients for over 80 years

NEUBERGER BERMAN: $481BN

Equities	$133bn
Fixed Income	$185bn
Private Equity	$97bn
Private Credit	$31bn
Liquid & Specialty Alternatives	$26bn
Real Assets	$10bn

THE NB DIFFERENCE

Independent

100%

Employee-Owned[1]

Global

39

Cities and 21 Portfolio Management Centers

Scale

2,800+

Employees

Depth

750+

Investment Professionals

Stability

96%

MD/SVP Retention Rate[2]

Alignment

100%

Deferred Cash Compensation Directly Linked To Strategies

Leadership

Awarded to <1% of Investment Management Signatories[3]

ESG

Scored above the median of large investment management peers globally[4] for our ESG integration efforts in every reported category[5]

Culture

Awarded 1st or 2nd Place in Each of the Last Ten Consecutive Years by Pension & Investments[6]

As of June 30, 2024. Figures may not sum up due to rounding. 1. Includes the firm's current and former employees, directors and, in certain instances, their permitted transferees 2. Retention of MD and SVP investment professionals since becoming an independent company in 2009. 3. Awarded by UN-supported Principles for Responsible Investment (PRI). The PRI 2020 Leader's Group is awarded to only 20 of ~2,100 PRI investment manager signatories. 4. Based on the average scores of reporting investment management signatories globally with AUM greater than $50bn. 5. For illustrative and discussion purposes only. PRI grades are based on information reported directly by PRI signatories, of which investment managers totalled 3,123 for 2023. Please see Principles for Responsible Investment (PRI) Scores and end of this material for information regarding PRI scores shown. 6. Among organizations with over 1,000 employees by Pensions & Investments.

NEUBERGER | BERMAN 5

Our Comprehensive Investment Offering Spans All Major Asset Classes

Investing $481bn for clients globally

MULTI-ASSET STRATEGIES

PUBLIC MARKETS $341bn

EQUITIES	FIXED INCOME	HEDGE FUNDS & LIQUID ALTERNATIVES	PUBLIC REAL ASSETS
Global U.S. EAFE / Japan Emerging Markets - China Quantitative Thematic Custom Direct Investing	Global Investment Grade Global Non-Investment Grade Emerging Markets Debt Municipals Multi-Sector Currency	Multi-Manager Hedge Funds Long/Short Event Driven Global Macro Risk Premia Options	Commodities Diversified Real Assets Global REITs U.S. REITs
$133bn	$185bn	$21bn	$3bn

PRIVATE MARKETS $140bn

PRIVATE EQUITY	PRIVATE CREDIT	SPECIALTY ALTERNATIVES	PRIVATE REAL ASSETS
Primaries Co-Investments Secondaries Specialty Strategies	Private Debt Capital Solutions Special Situations Residential Loans Specialty Finance Private Placement European Private Loans	Hedge Fund Co-Investments Insurance-Linked Strategies Crossover / Pre-IPO	Private Real Estate – Almanac Real Estate Secondaries Real Estate Primaries & Co-Investments Infrastructure
$97bn	$31bn	$5bn	$7bn

ESG INTEGRATION | GLOBAL RESEARCH CAPABILITIES | DATA SCIENCE

As of June 30, 2024. Figures may not sum up due to rounding.

NEUBERGER BERMAN 6

 Corporate Governance Guidelines  There is a difference between operating companies and investment companies  1. Neuberger Berman Governance and Proxy Voting Guidelines  Neuberger Berman differentiates between operating companies and investment companies when assessing certain aspects of corporate governance  “We recognize that some of our investments, including but not limited to those listed outside major stock exchanges, mutual funds, exchange-traded funds, closed-end funds and special purpose acquisition companies, do not operate in markets where it would be appropriate to apply the full breadth of our guidelines. In those instances we will vote based on our assessment of best practices that protect shareholder value” 1

 Neuberger Berman Closed-End Fund Oversight

 Corporate Governance  Responsible for oversight and monitoring of the accounting and financial reporting policies, processes, and practices. Supports financial statement audits  During each Fund’s 2023 FY, its Audit Committee met seven times  Responsible for assisting the Board in the oversight and monitoring of NB CEFs  NBH’s Closed-End Funds Committee met nine times during FY 2023. NBXG’s Closed-End Funds Committee met six times during FY 2023  Responsible for reviewing Fund principal contractual arrangements. Guides the process by which Independent Directors consider whether to approve/renew such contracts  During each Fund’s FY 2023, its Contract Review Committee met six times  Responsible for the oversight of compliance matters, risk management and other regulatory matters  During each Fund’s 2023 FY, its Ethics and Compliance Committee met four times  Responsible for acting in an emergency when a quorum of its Board is not available; the Committee has all the powers of the Board when the Board is not in session  During each Fund’s FY 2023, each Fund’s Executive Committee met one time  Audit  Closed-End Funds  Contract Review  Ethics and Compliance  Executive  Responsible for seeking, identifying and recommending to the Board qualified candidates for election or appointment to the Board  During each Fund’s FY 2023, its Governance and Nominating Committee met two times  Governance & Nominating  The Board has established a thoughtful governance structure that utilizes committees for deeper director engagement and oversight of critical areas of focus, including a dedicated Closed-end Funds Committee  Responsible for overseeing and guiding the process by which its Board reviews Fund performance and interfacing with management personnel responsible for investment risk management  During each Fund’s 2023 FY, each Fund’s Investment Performance Committee met four times  Investment Performance

 Nominee Biographies  Marc Gary  Mr. Gary has legal and investment management experience as executive vice president and general counsel of a major asset management firm.2 He also has experience as executive vice president and general counsel at a large corporation, and as national litigation practice chair at a large law firm  He has served as a member of the boards of various profit and not-for-profit organizations. He formerly served as the executive vice chancellor and COO of a religious seminary where he oversaw the seminary’s institutional budget  Martha C. Goss  Ms. Goss has experience as chief operating and financial officer of an insurance holding company. She has experience as an investment professional, head of an investment unit and treasurer for a major insurance company, experience as the Chief Financial Officer of two consulting firms, and experience as a lending officer and credit analyst at a major bank  She has experience managing a personal investment vehicle. She has served as a member of the boards of various profit and not-for-profit organizations, including five NYSE listed operating companies and a university  Michael M. Knetter  Dr. Knetter has organizational management experience as a dean of the Madison business school at University of Wisconsin and as President and CEO of the University of Wisconsin Foundation. He also has responsibility for overseeing management of the university’s endowment  He has academic experience as a professor of international economics  He has served as a member of the boards of various public companies and another mutual fund. He has served as a Fund Director for multiple years     2. Asset Management firm not affiliated with Neuberger Berman

Board Actions Taken in the Interest of Stockholders

Demonstrated History of Acting in the Long-Term Interest of Stockholders

- The incumbent Director nominees each currently serve on the Boards of Directors for three other NB CEFs and a family of open-end funds, all part of the Neuberger Berman Fund Complex
- The Boards of NBH and NBXG, including the incumbent Director nominees, have carefully considered numerous discount mitigation techniques and regularly monitor the Funds' discount on both a relative and absolute basis, acting when appropriate
- The Directors have taken a variety of actions designed to enhance investor value and make all NB CEFs more competitive in the secondary market

Actions have included:

Action Taken	How does this action help reduce CEF discount?	NBXG	NBH	Other Funds
Distribution rate increases	Increase cash distributions to stockholders		✓	✓
Managed / level-rate distribution plan	Enhances CEF distribution stability	✓	✓	✓
Use of return of capital (ROC) to equitably benefit stockholders	Preference is to use ROC to enhance distributions	✓	✓	✓
Approved fund mergers	Improves trading volume and liquidity, lower expenses		✓	✓
Discount management program	Board has approved Tender Offers and Measurement Programs		✓	✓
Structured Fund with limited term providing 100% liquidity at NAV	Ensures opportunity for Liquidity at NAV	✓		
Market Insights and fund commentaries	Increase CEF visibility and support stockholders	✓	✓	✓
Diligence materials and updates for CEF research analysts	Keeps funds in good standing on platforms and increases visibility	✓	✓	✓
Quarterly Webinar for stockholders and financial advisors	Increase CEF visibility and support stockholders	✓		✓
Meetings with institutional investors and advisors	Increase CEF visibility and support stockholders and their advisers	✓	✓	✓

NEUBERGER BERMAN | 11

Highly Experienced Board Focused on Protecting Stockholder Interests

The current Fund Board has an extensive set of skills needed to effectively oversee the NB CEFs

		Marc Gary	Martha C. Goss	Michael M. Knetter	Michael J. Cosgrove	Ami G. Kaplan	Deborah C. McLean	George W. Morriss	Tom D. Seip	Franklyn E. Smith	Joseph V. Amato	Total
	Up for re-election	*NBH/NBXG*	*NBH/NBXG*	*NBH/NBXG*								
Skills/ Expertise	Independent/No Conflicts	✓	✓	✓	✓	✓	✓	✓	✓	✓		9
	Registered Closed-End Fund	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
	Executive Leadership	✓	✓	✓	✓	✓		✓	✓	✓	✓	9
	Public Service or Academic Positions	✓	✓	✓	✓	✓	✓	✓		✓	✓	9
	Other Investment Fund/Asset Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
	Public Operating Company Board Experience		✓	✓				✓	✓			4
	Consulting		✓	✓	✓	✓	✓	✓	✓	✓		8
	Other Finance and Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
	Retail or Retirement Market	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
	Risk Management and Compliance	✓	✓			✓		✓		✓	✓	6
	Total	8	10	9	8	9	8	10	8	9	7	

Admiral James G. Stavridis, the Board's cybersecurity and global affairs expert, retired from his position as a Director effective June 30, 2024. In connection with its efforts to replace this skillset, the Board has hired a consultant with a similar level of expertise to assist in its oversight obligations.

NEUBERGER BERMAN 12

 Why SABA’s Nominee is the Wrong Choice

The Board and Neuberger Berman are focused on ALL our stockholders

Saba has a long history of exiting CEFs after capturing a quick profit for **THEIR** investors, and destroying value for other fund investors

- Utilizes required shareholder meetings to pressure boards to meet its demands intended to generate a short-term gain from receiving NAV or close to NAV through tender offers or other liquidity events that do not permanently reduce trading discounts
- Exits funds quickly after pressuring their boards to implement short term "fixes," leaving remaining stockholders with shares in funds with reduced size, higher expenses, and in some cases challenged to continue to meet their objectives

Saba quickly exited or greatly reduced its ownership in funds where a tender offer was the outcome:

Fund Name	Ticker	Tender Expiration Date	Saba ownership prior to announcement of tender offer	Saba Ownership Immediately After Tender	Ownership at the next quarter end	Current Ownership[3]	%Δ After Announcement	%Δ Qtr end after Announcement	%Δ to Current[3]
Templeton Global Income Fd *(now SABA)*	GIM	11/9/2023	30.7%	19.2%	15.6%	12.2%	(37.4%)	(49.3%)	(60.1%)
Delaware Investment National Municipal Income Fund	VFL	12/13/2022	16.3%	0.0%	0.0%	1.9%	(100.0%)	(100.0%)	(88.5%)
Eaton Vance Senior Floating-Rate Trust	EFR	7/30/2021	9.5%	0.0%	0.0%	0.0%	(99.9%)	(100.0%)	(100.0%)
Eaton Vance Floating-Rate Income Trust	EFT	7/30/2021	15.6%	0.0%	0.0%	0.0%	(100.0%)	(100.0%)	(100.0%)
Eaton Vance Senior Income Trust, Inc.	EVF	7/30/2021	21.2%	0.0%	0.0%	0.0%	(100.0%)	(100.0%)	(100.0%)
Voya Prime Rate Trust *(now BRW – Saba managed)*	PPR	7/19/2021	24.6%	22.5%	22.46%	3.2%	(8.6%)	(8.6%)	(87.1%)
Voya Prime Rate Trust *(now BRW – Saba managed)*	PPR	1/4/2021	22.5%	15.0%	12.94%	3.2%	(33.2%)	(42.4%)	(85.9%)
Royce Global Value Trust, Inc.	RGT	12/21/2020	13.7%	3.1%	1.0%	0.0%	(77.4%)	(92.8%)	(100.0%)
Neuberger Berman High Yield Strategies Fund Inc.	NHS	12/10/2020	24.9%	8.0%	0.0%	0.0%	(67.9%)	(100.0%)	(100.0%)
Western Asset High Income Fund II Inc.	HIX	11/16/2020	8.9%	0.0%	0.0%	0.0%	(100.0%)	(100.0%)	(100.0%)
Western Asset High Income Opportunity Fund Inc.	HIO	11/16/2020	10.2%	6.1%	2.4%	0.0%	(40.0%)	(76.4%)	(100.0%)
Western Asset Global High Income Fund Inc.	EHI	11/16/2020	20.4%	0.0%	0.0%	0.0%	(100.0%)	(100.0%)	(100.0%)
Invesco Dynamic Credit Opportunities Fund	VTA	12/5/2019	10.0%	7.6%	6.5%	N/A[4]	(23.7%)	(34.7%)	N/A[4]
Invesco Senior Income Trust	VVR	12/5/2019	12.1%	10.1%	9.3%	0.0%	(16.7%)	(23.3%)	(100.0%)
Invesco High Income Trust II	VLT	12/5/2019	14.5%	7.8%	4.1%	0.0%	(46.1%)	(71.7%)	(100.0%)
First Trust Strategic High Income Fund II	FHY	9/28/2017	10.0%	5.0%	3.5%	N/A[4]	(50.4%)	(64.7%)	N/A[4]

3. Disclosed in Annual Report for holdings of PPR, now Saba Capital Income & Opportunities Fund, as of 4/30/24; Disclosed in DEF 14A filing for holdings of GIM, now Saba Capital Income & Opportunities Fund II, as of 5/1/24; All other funds based on Saba's 13F disclosure holdings as of 3/31/24.
4. No longer active CEF

NEUBERGER BERMAN 14

Saba's takeovers of BRW and SABA have hurt stockholders

Saba used its controlling interest in these funds to implement self-serving, riskier strategies that drastically changed those chosen by investors.



Tender Offers
"BRW" Post Takeover Analysis
Discount Widened
Premium/Discount
Position (Mn of shares)
2
0
-2
-4
-6
-8
-10
-12
-14
-16
100
80
60
40
20
0
Sep-2020
Sep-2021
Sep-2022
Sep-2023
"SABA" Post Takeover Analysis
Tender Offer
Discount Widened
Premium/Discount
Position (Mn of shares)
Jan-2023
Jul-2023
Jan-2024
Saba Ownership
BRW
MStar US CEF SL
Saba Takeover
SABA
Mstar US CEF GI

Saba Capital Income & Opportunities Fund (BRW)

- BRW trades at a wider persistent discount to NAV since Saba's 2021 takeover
- Under Saba, BRW has significantly underperformed benchmark index: 11/1/23 – 4/30/24:
  - BRW +3.23%
  - iBoxx USD Liquid High Yield Index: +8.74%
- Portfolio exposure now includes SPACs, Crypto and up to 12% in a single hedge fund – not what stockholders who owned Voya Prime Rate CEF wanted nor anticipated
- Almost 25% of his holdings are in other hedge funds and crypto
- BRW expense ratio for 2024 SASR was 6.10% (annualized, including waivers) vs 2.26% for full fiscal year 2021
- ~31% CEFs – Not only adds to expenses due to acquired fund fees but presents a serious conflict of interest
- Paul Kazarian is on the PM team of the fund

Saba Capital Income & Opportunities Fund II (SABA)

- Saba shifting portfolio exposure to riskier assets
- Now has higher fees and expenses (SASR 4/2024 = 2.36% vs FY 2023 = 0.85%)
- ~18% CEFs – Not only adds to expenses due to acquired fund fees but presents a serious conflict of interest
- Paul Kazarian is on the PM team of the fund

Source: Financial Statements, Shareholder Reports

NEUBERGER BERMAN 15

SABA's Nominee Lacks Independence and has Insufficient Expertise to Contribute to the Boards

Paul Kazarian is an employee of Saba and is not qualified to properly support Neuberger Berman's CEFs

											SABA Nominee
		Marc Gary	Martha C. Goss	Michael M. Knetter	Michael J. Cosgrove	Ami G. Kaplan	Deborah C. McLean	George W. Morriss	Tom D. Seip	Franklyn E. Smith	Joseph V. Amato	Paul Kazarian
	Up for re-election	*NBH/NBXG*	*NBH/NBXG*	*NBH/NBXG*								
Skills/ Expertise	Independent/No Conflicts	✓	✓	✓	✓	✓	✓	✓	✓	✓		X
	Registered Closed-End Fund	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
	Executive Leadership	✓	✓	✓	✓	✓		✓	✓	✓	✓	X
	Public Service or Academic Positions	✓	✓	✓	✓	✓	✓	✓		✓	✓	X
	Other Investment Fund/Asset Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
	Public Operating Company Board Experience		✓	✓				✓	✓			X
	Consulting		✓	✓	✓	✓	✓	✓	✓	✓		X
	Finance and Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	X
	Retail or Retirement Market	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	X
	Risk Management and Compliance	✓	✓			✓		✓		✓	✓	✓
	Total	8	10	9	8	9	8	10	8	9	7	3

NEUBERGER BERMAN | 16

 NBXG Review & Discussion

Two Distinct Market Environments Since Inception

A seismic shift in the valuation regime for growth equities soon after launch, followed by a more normalized period for stock-picking

Figure 1: Impact of Rate Hikes Digested (05/26/2021 – 05/26/2022) – NAV Indexed to 100

NBXG – Neuberger Berman Next Generation Connectivity Fund
BIGZ – BlackRock Innovation & Growth Trust
BSTZ – BlackRock Science and Technology Trust II



NBXG
BIGZ
BSTZ
US10YR Yld
120
100
80
60
40
4%
3%
2%
1%
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
NBXG -30.5%
BSTZ -30.1%
BIGZ -41.7%

Figure 2: Normalized Environment (05/27/2022 – Current) – NAV Indexed to 100



NBXG
BIGZ
BSTZ
US10YR Yld
140
130
120
110
100
90
80
5%
4%
3%
2%
1%
May-22
Aug-22
Nov-22
Feb-23
May-23
Aug-23
Nov-23
Feb-24
May-24
NBXG +34.6%
BSTZ +8.4%
BIGZ -4.2%

Source: Factset, Bloomberg. Data as of July 8, 2024. Returns represent NAV Total Returns.

NEUBERGER BERMAN 18

NBXG’s Mandate-Driven Underweight to Mega Caps Has Been a Headwind  Significant exposure to and exceptional returns of Mag 7 driving index performance  Source: Neuberger Berman, Bloomberg, FactSet as of June 30, 2024  Mag 7 Return Since Inception  Avg Mag 7 Weight Since Inception

 NBXG Private Program Return Profile   Favorable relative performance of private markets program vs small cap growth and comparable vintage peer  Source: Company filings, Neuberger Berman estimates, FactSet. as of June 30, 2024  Small-Cap Growth Proxy  Average MCap of ~$6bn

 NBXG Dividend Adjusted NAV Is Back At Cost Basis  Source: Factset, Bloomberg.   NBXG cumulative total return since inception has outpaced peers

 NBXG Discount Narrowing Since 2022 And Remains Favorable Amongst Peers  Closing the NAV discount more than similar vintage peers  Source: FactSet. Data as of June 30, 2024.  Current Premium/Discount  NBXG = -11.8%  BSTZ = -12.8%  BIGZ = -14.5%

 NBXG Review & Discussion – Distributions  Fund has maintained consistent distributions, per stated objectives in mandate  Since inception, NBXG has declared 37 consecutive monthly distributions of 10 cents per share (for a total of $3.70)  Emphasis has been on delivering consistent monthly cash flows to stockholders  The Fund continues to employ an option writing strategy intended to generate current gains from options premiums, and to enhance the fund’s risk adjusted return potential

 NBXG Review & Discussion – Fees & Expenses  Portfolio Avg. Net Assets ($Mil)  Mgmt Fees  (%)  Other Nonmgmt Expenses  (%)  Investment-Related Expenses/ Taxes (%)  Total Expenses  (%)  NB Next Gen Connectivity  982.8  1.250  0.070  0.000  1.320  Peer Group Average  999.8  1.187  0.079  0.000  1.266  NBXG fees are in line with peer average  SOURCE – NB Funds 15c Report / Broadridge

 NBH: Review & Discussion

 NBH: Review & Discussion – Nav/Premium Discount  NBH Daily Valuation since Change in Investment Guidelines  NBH’s IPO was in September 2002  Fund’s initial investment strategy was to invest in a portfolio of intermediate maturity bonds (maximum maturity of 15 years)  NBH maintained this investment strategy until August 2018, when NB recommended, and the Fund’s Board approved removing any maturity limitations and increased the maximum percentage allowed in below investment grade bonds to 30%  Post this change, the PM team had far greater flexibility to invest where they saw opportunities  At that time, yields available in the municipal market were so low that even having expanded maturity/duration flexibility proved ineffective as existing portfolio holdings possessed a book yield higher than bonds available at the longest parts of the municipal curve  Average Prem/Disc(8/28/2018-7/12/2024)  NBH  -5.14%  Peers  -6.17%

 NBH: Review & Discussion – Nav/Premium Discount  Impact of short-term funding costs on valuation  Most Municipal CEFs use leverage to enhance distributions to common stockholders.  There is a strong correlation between the level of distributions and a CEF’s valuation.  When investors doubt a CEF’s distribution sustainability, valuations can decline and discounts widen.  The Fed’s Zero Interest Rate Policy (ZIRP) kept short-term rates, including the SIFMA Municipal Swap Index, at historically low levels.  This drove Municipal CEF valuations to high levels, with many trading at premiums above NAV, including NBH  As the Fed indicated a shift from easy monetary policy, markets and investors reacted even before formal changes.  With actual monetary tightening and rising short-term rates, investors moved away from leveraged CEFs, putting pressure on valuations.  This trend started to reverse in late 2023/early 2024 as signs of Fed easing emerged and markets began repricing rate-sensitive investments  Average Prem/Disc(8/28/2018-7/12/2024)  NBH  -5.14%  Peers  -6.17%

 NBH: Review & Discussion – Total Shareholder Return  NBH NAV performance, has improved as market environment has provided opportunity to fully use broader investment guidelines  Through 6/30  YTD  1 Year  Trailing 18 Months  Trailing 2 Years  Neuberger Berman Municipal Fund (NBH)  0.98  4.29  5.51  2.97  Benchmark 1: Bloomberg Municipal 10 Yr 8-12 TR USD  -1.57  1.92  2.73  2.97  Mstar Peer Group Median  0.19  4.64  5.97  3.66  NBH performance has been positively impacted by:   The ability to prudently use greater exposure to credit opportunities  Potential to position the portfolio across the entire yield curve

 NBH: Review & Discussion – Distributions  On Monday, July 15th, NBH announced a 43.5% increase in its monthly distribution rate  The new monthly distribution rate of $0.05417 per share represents an annualized distribution per share of $0.65 and results in a distribution rate of approximately 5.91% of the Fund’s market price and 5.38% of its net asset value, as of July 12, 2024  Neuberger Berman and the Fund’s Board continue to be focused on delivering value to stockholders  The distribution rate increase is an effort to enhance the Fund’s competitiveness in the secondary market and increase demand for the Fund’s common stock in the secondary market, which may result in a narrowing in the discount between the market price of the Fund’s common stock and its net asset value per share  The Fund’s Board has determined that—like many other CEFs—it is in the best interests of the Fund and its current stockholders to pay a higher distribution rate, even if that distribution represents a combination of net investment income, capital gains and return of capital  The distribution increase results in NBH’s NAV yield moving from the 33rd out of 40 municipal CEFs to 14th out of 40 (based on Morningstar data as of 6/28/24)  Increase in Distribution provides a more Competitive NAV yield – helping support Investor Demand and Adding to Stockholder Monthly Cash Flows

 NBH: Review & Discussion – Fees & Expenses  Portfolio Avg. Net Assets ($Mil)  Mgmt Fees  (%)  Other Nonmgmt Expenses  (%)  Investment-Related Expenses/ Taxes (%)  Total Expenses  (%)  Neuberger Municipal  373.4  0.550  0.168  1.628  2.346  Peer Group Average  422.4  0.613  0.120  1.239  1.972  NBH has lower management fees vs peers, investment related expenses are higher due to differing leverage structure  SOURCE – NB Funds 15c Report / Broadridge  NBH management and other non-investment-related expenses are competitive and lower than Peer Group average  NBH Total Expenses (TER) is driven higher by investment-related expenses (cost of leverage)  NBH leverage costs are higher than many Peer CEFs as NBH employs one form of Leverage – Variable Municipal Term Preferred stock (VMTPs)  Other CEFs use other forms of leverage – mostly, Tender Option Bonds  The use of TOBs varies, but sometimes represent a substantial level (50% or more of total leverage employed)  TOBs are a much less costly form of leverage relative to VMTPs  Due to the smaller size of NB Muni CEFs (historically, NB had three municipal CEFs (National, NY and Cal) and the lower total asset size of these CEFs prohibited the use of TOBs  One of the rationales for the merger of the NY & CAL CEFs into NBH in 2023, was to combine assets into a single portfolio where size would now support greater flexibility in terms of leverage structure

 Is Change Warranted? No. The Funds’ Incumbent Director Nominees are the Right Choice  Incumbent Director nominees are independent and experienced in overseeing CEFs  NB CEFs are designed and managed to help investors achieve their long-term investment goals  The NB CEFs provide exposure to diverse asset classes and investment strategies  NBH and NBXG provide investors with access to markets and strategies they may not otherwise be able to invest in on their own and, for NBH, provides institutional quality leverage that is not available to retail investors  Each Director provides specialized expertise and contributes to the overall perspective and performance of the Board  Replacing existing Directors of either Fund could impair its Board’s balance of skills  The three incumbent Board nominees are experienced and knowledgeable, independent of management, and have a history of acting in the best interests of all stockholders  Saba has an extensive history of destructive actions that have harmed CEF stockholders and caused increases in CEF expenses  Saba’s tactics with other CEFs have been in its own interests, and not in the best interests of all stockholders  Saba’s nominee has few relevant skills to provide oversight, would add no incremental assistance to the Boards, and already serves on the boards of funds in multiple different complexes, raising questions about capacity, among other things  The nominee is an employee of Saba, which creates an irreconcilable conflict of interest with other stockholders  Incumbent Director nominees have served as fiduciaries for all stockholders  The Funds’ Boards and management teams create value for all stockholders  Rigorous and Independent Board oversight ensures all stockholders are protected  Inherent Conflicts between Saba’s self-serving interests and those of other stockholders  Saba’s nominee is unqualified and conflicted  Long history of overseeing CEFs and other types of investment companies prudently and in the best interest of all fund investors